EXHIBIT 5.1

26632 Towne Centre Dr., Suite 300

Foothill Ranch, CA 92610

P: 949.540.6540 | F: 949.540-6578

August 15, 2024

Know Labs, Inc.

619 Western Avenue, Suite 610

Seattle, Washington 98104

 RE: Registration Statement of Know Labs, Inc. on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Know Labs, Inc., a Nevada corporation (the “Company”) in connection with the registration and issuance by the Company of (a) 6,365,385 units (the “Offering Units”), with each Offering Unit consisting of (i) one share (the “Offering Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Offering Warrants”), (b) 6,365,385  shares of Common Stock issuable upon exercise of the Offering Warrants (the “Offering Warrant Shares”), (c) 636,538 warrants to purchase one share of Common Stock issued to the Advisors (“Advisor Warrants”), and (d) 636,538 shares of Common Stock issuable upon exercise of the Advisor Warrants (the “Advisor Warrant Shares”,  and, together with the Offering Shares, and Offering Warrant Shares, collectively, the “Shares”) pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-276246) (the “Registration Statement”) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 22, 2023 under the Securities Act of 1933, as amended (the “Securities Act”), and the base prospectus forming a part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement filed with the Commission on August 15, 2024 pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”).  The Shares are covered by the Registration Statement and we understand that the Shares are to be offered and sold in the manner described in the Prospectus. This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the "SEC").

In rendering this opinion  we have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

 Based upon the foregoing,  we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Prospectus, will be validly issued, fully paid and non-assessable

The foregoing opinion is limited to the laws of the Nevada Revised Statutes of the State of Nevada as currently in effect. We express no opinion with respect to any other laws in effect or any effect that such laws may have on the opinions expressed herein. The opinion expressed herein is further limited to the laws of the State of Nevada generally applicable in transactions of this type.

Know Labs, Inc.

August 15, 2024

This opinion is for your benefit in connection with the Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on or about August 15, 2024, which is incorporated by reference into the Prospectus and to the reference to our firm under the caption “Legal Matters” in the Prospectus, and in each case in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/s/ Lockett + Horwitz, A Professional Law Corporation